Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

June [__], 2023

Ocean Biomedical, Inc.

55 Claverick St., Room 325

Providence, RI 02903

Re:	Ocean Biomedical, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

As special counsel for Ocean Biomedical, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and resale of up to an aggregate of 28,168,096 shares of Company common stock, $0.0001 par value per share (“Common Stock”) by the selling securityholder named in the Registration Statement consisting of: (i) 26,196,162 shares of our Common Stock (the “Note Underlying Shares”) issuable upon the conversion of certain senior secured convertible notes (the “Notes”) by the holder thereof, and (ii) 1,971,934 shares of Common Stock (the “Warrant Shares,” and together with the Note Underlying Shares, the “Shares”)) issuable upon exercise of a warrant by the holder thereof (the “Warrant”), all of which Shares are to be sold by the selling securityholder named in the Registration Statement The Shares are to be issued pursuant to the terms and conditions as set forth in the Securities Purchase Agreement, by and between the selling security holder and the Company, dated May 15, 2023, as amended by that certain amendment dated as of May 25, 2023 (the “Securities Purchase Agreement”).

In rendering the opinions set forth below, we have examined and relied upon the Registration Statement and related prospectus, the Company’s organizational documents, the form of Note, the Warrant, the Securities Purchase Agreement, and such other documents, records, certificates, memoranda and other instruments, and such others matters of fact and questions of law, as we have considered necessary or appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

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Ocean Biomedical, Inc.

June [__], 2023

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original documents and the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that all information contained in all documents reviewed by us is true and correct. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. In addition, we have assumed that any certificates representing the Shares will be duly executed and delivered.

On the basis of the foregoing, we are of the opinion that:

1. When the Note Underlying Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holder of the Notes, and issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, the Note Underlying Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

2. When the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the holder of the Warrant and have been issued by the Company against payment therefor (not less than par value) in the accordance with the terms of the Warrant, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company and will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that (i) upon the issuance of any of the Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Third Amended and Restated Certificate of Incorporation and by the board of directors (the “Board”) in connection with the Registration Statement, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below), (iii) at the time of offer, issuance and sale of any of the Shares, the Registration Statement will have been declared effective under the Act, and no stop order suspending its effectiveness will have been issued and remain in effect, and (iv) the Shares were, or will be, acquired by the holder thereof pursuant to the terms and conditions set forth in the Securities Purchase Agreement.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

The forgoing opinions are limited to the laws of the General Corporation Law of the State of Delaware (the “DGCL”). We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

Dykema Gossett PLLC

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